____________________________________________________________

 ~~NATIONAL~~INTERNATIONAL POWER PLC

~~AND~~

AND

THE BANK OF NEW YORK MELLON, as Depositary

~~AND~~

AND

HOLDERS OF AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

___________________________

AMENDED AND RESTATED DEPOSIT AGREEMENT

___________________________

Dated as of ~~February 16, 1995~~________, 2009

~~AMENDED AND RESTATED DEPOSIT AGREEMENT~~

~~AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of February 16, 1995 among NATIONAL POWER PLC, a company incorporated under the laws of England and Wales (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Holders from time to time of American Depositary Receipts issued hereunder (herein called the Deposit Agreement).  This Deposit Agreement sets forth certain of its provisions in full and incorporates other of its provisions by reference to the document entitled "Amended and Restated Deposit Agreement Standard Provisions", dated February 16, 1995 (herein called the Standard Provisions), a copy of which is attached hereto, and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.~~

~~WITNESSETH:~~

~~WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Ordinary Shares of 50 pence each in the capital of the Company, from time to time with the Depositary or the principal London office of the Depositary (herein called the Custodian), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited (subject to the terms and conditions of this Deposit Agreement) and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and~~

~~WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibits A and B annexed hereto as hereinafter provided in this Deposit Agreement;~~

~~NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:~~

~~PART I~~

~~INCORPORATION BY REFERENCE OF~~

~~STANDARD PROVISIONS~~

~~All the provisions contained in the Standard Provisions are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.~~

~~PART II~~

~~SPECIAL PROVISIONS~~

~~APPLICABLE TO THIS DEPOSIT AGREEMENT~~

~~The following special provisions are hereby agreed to:~~

~~(a)  The term "Company" shall mean National Power PLC, incorporated under the laws of England and Wales, and its successors, and the "Company's Address" referred to in Section 7.05(a), shall mean Windmill Hill Business Park, Whitehill Way, Swindon, Wiltshire, SN5 6PB, England.~~

~~(b)  The "Disclosure Article" referred to in the Standard Provisions shall mean Article 67 of the Company's Articles.~~

~~(c)  The "Relevant Article" referred to in the Standard Provisions shall mean Article 37 of the Company's Articles.~~

____________________________________________________________

~~(d)  The "Relevant Number" of Shares referred to in the definition of "American Depositary Shares" in Section 1.01 is four.~~

~~(e)  The term "Shares" shall mean the Ordinary Shares of 50 pence each in the capital of the Company.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.~~

~~(f)  The term "Share Registrar" shall mean the registrar of the Company's register of holders of Shares from time to time or, in the absence of such a registrar, the Company.~~

~~IN WITNESS WHEREOF, NATIONAL POWER PLC and THE BANK OF NEW YORK have duly executed this Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.~~

~~NATIONAL POWER PLC~~

~~By:  _________________________~~

     ~~Title:~~

~~THE BANK OF NEW YORK~~

~~By:  _________________________~~

~~Title:~~

~~AMENDED AND RESTATED~~

~~DEPOSIT AGREEMENT~~

~~STANDARD PROVISIONS~~

~~February 16, 1995~~

~~STANDARD PROVISIONS~~

~~February 16, 1995~~

TABLE OF CONTENTS

ARTICLE I Definitions

SECTION ~~1.01.~~  1.01 Certain Terms Defined

~~American Depositary Shares~~

  ~~1~~

~~Articles~~

  ~~1~~

~~Commission~~

  ~~1~~

~~Company~~

  ~~1~~

~~Company's Address~~

  ~~1~~

~~Custodian~~

  ~~1~~

~~Deposit Agreement~~

  ~~2~~

~~Depositary; Depositary's Office~~

  ~~2~~

~~Deposited Securities~~

  ~~2~~

~~Directors~~

  ~~2~~

~~Disclosure Article~~

  ~~2~~

~~HM Treasury~~

  ~~2~~

~~Holder~~

  ~~2~~

~~Instalment Agreement~~

  ~~2~~

~~Interim Deposit Agreement~~

  ~~2~~

~~Pre-release~~

  ~~2~~

~~Receipt Registrar~~

  ~~3~~

~~Receipts; American Depositary Receipts~~

  ~~3~~

~~Regulation S~~

  ~~3~~

~~Relevant Article~~

  ~~3~~

~~Relevant Number~~

  ~~3~~

~~Securities Act of 1933~~

  ~~3~~

~~Securities Exchange Act of 1934~~

  ~~3~~

~~Share Registrar~~

  ~~3~~

~~Shares~~

  ~~3~~

~~Stamp taxes~~

  ~~3~~

~~Standard Provisions~~

  ~~4~~

~~U.S. dollars; pounds sterling or £; pence or p~~

  ~~4~~

ARTICLE II Form of Receipts, Deposit of Shares, Execution and Delivery, Transfer and Surrender of Receipts~~Deposit of Shares, Execution and Delivery, Transfer and Surrender of Receipts~~

SECTION ~~2.01.~~  2.01 Form and Transferability of Receipts.

  ~~Receipts~~

  ~~4~~

~~SECTION 2.02.  Deposit of Shares~~

  ~~5~~

~~SECTION 2.03.  Execution and Delivery of Receipts~~

  ~~6~~

SECTION 2.02

Deposit of Shares.

SECTION 2.03

Execution and Delivery of Receipts.

SECTION ~~2.04.~~  2.04 Transfer of Receipts; Combinations  and Split-ups of Receipts   ~~7~~

~~SECTION 2.05.  Surrender of Receipts and~~

    SECTION 2.05

Surrender of Receipts and Withdrawal of Deposited Securities.

SECTION ~~2.06.~~  2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

 ~~Delivery, Transfer and Surrender~~

 ~~of Receipts~~

  ~~9~~

SECTION ~~2.07.~~  2.07 Lost Receipts, etc  ~~10~~.

SECTION ~~2.08.~~  2.08 Cancellation and Destruction of Surrendered Receipts  ~~10~~.

SECTION ~~2.09.~~  2.09 Pre-Release  ~~11~~.

SECTION ~~2.10.~~  2.10 Maintenance of Records  ~~12~~.

SECTION 2.11

Uncertificated American Depositary Shares; Direct Registration System.1

ARTICLE III Certain Obligations of Holders of Receipts

SECTION ~~3.01.~~  3.01 Filing Proofs, Certificates and Other Information  ~~12~~.

SECTION ~~3.02.~~  3.02 Liability of Holder for Taxes.

 13

SECTION ~~3.03.~~  3.03 Warranties on Deposit of Shares.

 13

SECTION ~~3.04.  Restrictions on Ownership~~

 ~~13SECTION 3.05.~~

3.04 Disclosure of Beneficial Ownership  ~~17~~.

ARTICLE IV The Deposited Securities

SECTION ~~4.01.~~  4.01 Cash Distributions  ~~18~~.4

SECTION ~~4.02.~~  4.02 Distributions Other Than Cash or Shares  ~~19~~.

SECTION ~~4.03.~~  4.03 Distribution in Shares  ~~19~~.

SECTION ~~4.04.~~  4.04 Rights  ~~20~~.

SECTION ~~4.05.~~  4.05 Conversion of Foreign Currency  ~~21~~.

SECTION ~~4.06.~~  4.06 Fixing of Record Date  ~~22~~.

SECTION ~~4.07.~~  4.07 Voting of Deposited Securities  ~~22~~.

SECTION ~~4.08.~~  4.08 Changes Affecting Deposited Securities.

 ~~Securities~~

 ~~23~~

SECTION ~~4.09.~~  4.09 Reports  ~~23~~.

SECTION ~~4.10.~~  4.10 Lists of Receipt Holders  ~~24~~.

SECTION ~~4.11.~~  4.11 Withholding  ~~24~~.

ARTICLE V The Depositary, the Custodian and the Company

SECTION ~~5.01.~~  5.01 Maintenance of Office and Transfer Books by the Depositary  ~~25~~.

SECTION ~~5.02.~~  5.02 Prevention or Delay in Performance by the Depositary or the Company  ~~26~~.

SECTION ~~5.03.~~  5.03 Obligations of the Depositary, the Custodian and the Company  ~~26~~.

SECTION ~~5.04.~~  5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary  ~~27~~.

SECTION ~~5.05.~~  5.05 The Custodian  ~~29~~.

SECTION ~~5.06.~~  5.06 Notices and Reports  ~~29~~.

SECTION ~~5.07.~~  5.07 Issuance of Additional Shares, etc. ~~30~~

SECTION ~~5.08.~~  5.08 Indemnification  ~~31~~.

SECTION ~~5.09.~~5.09Charges of the Depositary  ~~32~~.

~~SECTION 5.10.  Available Information to the~~

  ~~Commission~~

 ~~33~~

ARTICLE VI Amendment and Termination

SECTION ~~6.01.  Amendment~~6.01 Amendment.

~~SECTION 6.02.  Termination~~

 ~~34~~

SECTION 6.02

Termination.

ARTICLE VII Miscellaneous

SECTION ~~7.01.~~  7.01 Counterparts  ~~35~~.

SECTION ~~7.02.~~  7.02 No Third Party Beneficiaries  ~~35~~.

SECTION ~~7.03.~~  7.03 Severability  ~~35~~.

SECTION ~~7.04.~~  7.04 Holders Parties; Binding Effect  ~~35~~.

SECTION ~~7.05.  Notices~~

 ~~36~~

7.05

Notices.

~~SECTION 7.06.  Governing Law~~

 ~~36~~

~~SECTION 7.07.  Headings~~

 ~~37~~

~~SECTION 7.08.  Conflict with Articles~~

 ~~37~~

~~EXHIBIT A~~

~~FORM OF FACE OF AMERICAN DEPOSITARY RECEIPT~~

~~A-1~~

~~Introductory Paragraph~~

~~A-1~~

~~Signatures~~

~~A-2~~

~~Address of Depositary's Office~~

~~A-3~~

~~EXHIBIT B~~

SECTION 7.06

Governing Law.

SECTION 7.07

Headings.

~~FORM OF REVERSE OF AMERICAN DEPOSITARY RECEIPT~~

~~B-1~~

~~(1)~~

~~The Deposit Agreement~~

~~B-1~~

~~(2)~~

~~Surrender of Receipts and Withdrawal of~~

  ~~Shares~~

~~B-1~~

~~(3)~~

~~Transfers, Split-ups and Combinations;~~

  ~~Limitations~~

~~B-2~~

~~(4)~~

~~Liability of Holder for Taxes~~

~~B-5~~

~~(5)~~

~~Warranties by Depositor~~

~~B-6~~

~~(6)~~

~~Charges of Depositary~~

~~B-6~~

~~(7)~~

~~Title to Receipts~~

~~B-7~~

~~(8)~~

~~Validity of This Receipt~~

~~B-7~~

~~(9)~~

~~Reserved~~

~~B-7~~

~~(10)~~

~~Dividends and Distributions~~

~~B-7~~

~~(11)~~

~~Record Dates~~

~~B-9~~

~~(12)~~

~~Voting of Deposited Securities~~

~~B-9~~

~~(13)~~

~~Changes Affecting Deposited Securities~~

~~B-10~~

~~(14)~~

~~Reports; Inspection of Transfer Books~~

~~B-10~~

~~(15)~~

~~Withholding~~

~~B-11~~

~~(16)~~

~~Liability of the Depositary and the~~

  ~~Company~~

~~B-11~~

~~(17)~~

~~Resignation and Removal of Depositary;~~

  ~~Substitution of Custodian~~

~~B-12~~

~~(18)~~

~~Amendment of Deposit Agreement~~

  ~~and Receipts~~

~~B-12~~

~~(19)~~

~~Termination of Deposit Agreement~~

~~B-13~~

~~(20)~~

~~Limitations on Holdings~~

~~B-14~~

~~(21)~~

~~Disclosure of Beneficial Ownership~~

~~B-17~~

~~(22)~~

~~Certain Definitions~~

~~B-17~~

~~(23)~~

~~Headings~~

~~B-18~~

~~(24)~~

~~Governing Law~~

~~B-18~~

~~(25)~~

~~Available Information to the Commission~~

~~B-18~~

~~These Standard Provisions are incorporated by reference into the Amended and Restated Deposit Agreement dated as of February 16, 1995 among the Company (as defined below), the Depositary (as defined below) and the Holders (as defined below).  These Standard Provisions form an integral part of this Deposit Agreement.~~

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _________, 2009 among INTERNATIONAL POWER PLC, a company incorporated under the laws of England and Wales (herein called the Company), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Holders from time to time of American Depositary Shares issued hereunder.

~~ARTICLE I~~

~~Definitions~~

WITNESSETH:

WHEREAS, the Company (formerly known as National Power plc) and the Depositary entered into an amended and restated deposit agreement  dated as of February 16, 1995, as amended by an Amendment No. 1 to Amended and Restated Deposit Agreement dated as of August 18, 2000 (as so amended, the “Prior Deposit Agreement”);

WHEREAS, the Company and the Depositary now wish to amend the Prior Deposit Agreement to, among other things, (i) provide that the American Depositary Shares may be uncertificated or certificated securities, (ii) change the fees and charges of the Depositary and (iii) reflect that the Company is no longer a reporting company under the Securities Exchange of 1934, as amended;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited (subject to the terms and conditions of this Amended and Restated Deposit Agreement) and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01

Certain Terms Defined.

  ~~SECTION 1.01.  Certain Terms Defined.~~  The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement.

The term ~~"American Depositary Shares"~~“American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent rights to receive the ~~Relevant Number~~number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03(a) or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent rights to receive the amount of Deposited Securities specified in such Sections.

The term ~~"~~“Articles~~"~~” shall mean the Memorandum and Articles of Association of the Company, as the same may be amended from time to time.

The term ~~"~~“Commission~~"~~” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

The term ~~"~~“Company~~" shall mean the Company defined in the Deposit Agreement into which these Standard Provisions have been incorporated by reference~~” shall mean International Power plc, incorporated under the laws of England and Wales, and its successors.

~~The term "Company's Address" shall mean the Company's Address defined in the Deposit Agreement into which these Standard Provisions have been incorporated by reference.~~

The term ~~"~~“Custodian~~"~~” shall mean the principal London office of ~~the Depositary, currently located at 46 Berkeley Street, London W1X 6AA, England, as agent of the Depositary for the purposes of this Deposit Agreement~~The Bank of New York Mellon, and any other entity, firm or corporation which may hereafter be appointed by the Depositary pursuant to Section 5.05 as substitute or additional custodian hereunder.

The term ~~"~~“Deposit Agreement~~"~~” shall mean ~~the~~this Amended and Restated Deposit Agreement ~~into which these Standard Provisions have been incorporated by reference~~, as the same may be amended from time to time in accordance with the provisions hereof.

The term ~~"~~“Depositary~~" shall mean THE BANK OF NEW YORK, a New York banking corporation, currently having its office for the administration of its American~~’s Office” shall mean the office of the Depositary at which its depositary ~~receipt business (the "Depositary's Office")~~receipts business is administered, which, at the date of this Deposit Agreement, is at 101 Barclay Street, New York, New York ~~10286, and its successors~~10286.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, or its successor as depositary hereunder pursuant to Section 5.04.

The term ~~"~~“Deposited Securities~~"~~” as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated by Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of Shares, other securities, property or cash previously received by the Depositary or the ~~custodian~~Custodian and at such time held hereunder.

The term ~~"~~“Directors~~"~~” shall mean the directors of the Company.

The term ~~"Disclosure Article" shall mean the Disclosure Article as defined in the Deposit Agreement into which these Standard Provisions have been incorporated by reference.~~

~~The term "HM Treasury" shall mean The Lords Commissioners of Her Majesty's Treasury, or its successor.~~

~~The term "Holder"~~“Holder” shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

The term ~~"Instalment Agreement" shall mean the Instalment Agreement dated February 16, 1995 among National Power PLC, the Custodian Bank (as therein defined), HM Treasury and each Purchaser (as therein defined), as the same may be amended from time to time.~~

~~The term "Interim Deposit Agreement" shall mean the Interim Deposit Agreement, dated as of February 16, 1995, among the parties hereto and HM Treasury, as originally executed and as the same may be amended from time to time in accordance with the provisions thereof.~~

~~The term "Pre-release"~~“Pre-Release” shall have the meaning set forth in Section 2.09 hereof.

~~The term "~~The term “Receipt Registrar~~"~~” shall mean the Depositary or any other bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the ~~Company~~Depositary to register transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrar appointed by the Depositary ~~upon the request or with the approval of the Company~~ for such purposes.

The term ~~"~~“Receipts~~"~~” or ~~"~~“American Depositary Receipts~~"~~” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

The term ~~"~~“Regulation S~~"~~” shall mean Rules 901 through ~~904,~~905, inclusive, under the Securities Act of 1933, as such Rules may from time to time be amended.

The term ~~"Relevant Article" shall mean the Relevant Article defined in the Deposit Agreement into which these Standard Provisions have been incorporated by reference.~~

~~The term "Relevant Number" of Shares shall have the meaning set forth in the Deposit Agreement into which these Standard Provisions have been incorporated by reference.~~

~~The term "Securities Act of 1933"~~“Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

The term ~~"~~“Securities Exchange Act of 1934~~"~~” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

~~The term "Share Registrar" shall mean the Share Registrar defined in the Deposit Agreement into which these Standard Provisions have been incorporated by reference.~~

~~The term "Shares" shall mean the Shares defined in the Deposit Agreement into which these Standard Provisions have been incorporated by reference.~~

The term “Share Registrar” shall mean the registrar of the Company’s register of holders of Shares from time to time or, in the absence of such a registrar, the Company.

The term “Shares” shall mean ordinary shares in the capital of the Company.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion; provided further that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

~~The term "~~The term “stamp taxes~~"~~” shall mean, as the context may require, (a) any stamp duty reserve tax imposed by Part IV of the Finance Act 1986 of the United Kingdom (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of, or otherwise pursuant to the terms of, this Deposit Agreement, or (b) any stamp duty imposed by Part III of the Finance Act 1986 of the United Kingdom (or any statutory modification or reenactment thereof) on any deposit of Shares in accordance with Section 2.02 of, or otherwise pursuant to the terms of, this Deposit Agreement, or (c) both of them.

The term ~~"Standard Provisions" shall mean these Articles I through VII.~~

~~The term "~~“U.S. dollars~~"~~” shall mean United States currency.  The term ~~"~~“pounds sterling~~"~~” or ~~"£"~~“£” shall mean currency of the United Kingdom and the term ~~"~~“pence~~"~~” or ~~"~~“p~~"~~” shall mean currency of the United Kingdom.

~~ARTICLE II~~

ARTICLE II

Form of Receipts,
Deposit of Shares,
Execution and Delivery,
Transfer and Surrender of Receipts

SECTION 2.01

Form and Transferability of Receipts.

  ~~SECTION 2.01.  Form and Transferability of Receipts.~~  Receipts shall be substantially in the form set forth in ~~Exhibits A and B~~Exhibit A hereto, with appropriate insertions, modifications and omissions as hereinafter provided.  Receipts may be issued in denominations of whole numbers of American Depositary Shares only.  Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Receipt Registrar or co-registrar shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar.  Receipts bearing the manual or facsimile signature of anyone who was at any time a duly authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold its office prior to the signature of the Receipt Registrar or any co-registrar and delivery of such Receipts or did not hold such office at the date of issuance of such Receipts.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement or the Articles as may be required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02

Deposit of Shares.

  ~~SECTION 2.02.  Deposit of Shares.~~  Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares to the extent permitted by Section 2.09 may be deposited by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable stamp taxes) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.  ~~No Share shall be accepted for deposit nor will any Receipts be issued until the date on which the Depositary, as depositary under the Interim Deposit Agreement, receives certificates or other evidence of rights to receive Shares on which the third instalment of the Purchase Price (as defined in the Interim Deposit Agreement) has been fully paid, in accordance with the Instalment Agreement.~~

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.  The Depositary may also require that any Shares deposited be registered in the name of the Custodian or its nominee or such other name as the Depositary and the Company shall require.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents and payments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of Shares to be deposited hereunder, together with the other documents and payments herein specified, the Custodian shall take action to present such Shares to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) for registration of, or registration of transfer of, the Shares being deposited in the name of the Depositary or the Custodian or the nominee or nominees of either of them, at the cost and expense of the holder making such deposit.

Deposited Shares shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, at such place or places as the Depositary shall determine.

SECTION 2.03

Execution and Delivery of Receipts.

  ~~SECTION 2.03.  Execution and Delivery of Receipts.~~ Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company are open, or the Depositary so requires, a proper acknowledgment or other evidence from the Company or the Share Registrar satisfactory to the Depositary that any deposited Shares have been recorded upon the Company~~'~~’s books (or by the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) in the name of the Depositary or the Custodian or the nominee or nominees of either of them) together with the other documents and payments required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at the Depositary~~'~~’s Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names of, and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes (including, without limitation, amounts in respect of any applicable stamp taxes), duties and other governmental charges and fees payable (whether by the Depositary, the Custodian or a nominee or nominees of either of them) in connection with such deposit, the transfer of the deposited Shares and the issuance of such Receipt or Receipts.

SECTION 2.04

Transfer of Receipts; Combinations and Split-ups of Receipts.

  ~~SECTION 2.04.  Transfer of Receipts; Combinations and Split-ups of Receipts.~~  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender at any of its designated transfer offices of a Receipt or Receipts, by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

SECTION 2.05

Surrender of Receipts and Withdrawal of Deposited Securities.

  ~~SECTION 2.05.  Surrender of Receipts and Withdrawal of Deposited Securities.~~  Upon surrender at the Depositary~~'~~’s Office of a Receipt for the purpose of transfer and withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the withdrawal of the Deposited Securities against surrender of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Articles and the Deposited Securities, the Holder of such Receipt shall be entitled to delivery, to or upon the order of such Holder, of the Deposited Securities at the time evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the ~~London~~ office of the Custodian, subject to Sections 2.06, 2.09, 3.01, 3.02, 3.04 and 3.05 and pursuant to the other terms and conditions of this Deposit Agreement and the Articles, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities at the time evidenced by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary~~'~~’s Office of any ~~cash, dividends, distributions or rights with respect to the~~ Deposited Securities ~~evidenced by such Receipt~~that consist of cash or rights, or of any proceeds of sale of any ~~such cash, dividends, distributions or rights~~Deposited Securities, that may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities evidenced by such Receipt to the Depositary for delivery at the Depositary~~'~~’s Office.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Except as otherwise expressly permitted by this Deposit Agreement, neither the Depositary nor the Custodian shall deliver Deposited Securities, by physical delivery, book entry or otherwise, or otherwise permit Deposited Securities to be withdrawn from the facility created thereby, except upon the receipt and cancellation of the relevant Receipts.

SECTION 2.06

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

  ~~SECTION 2.06.  Limitations on Execution and Delivery, Transfer and Surrender of Receipts.~~  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the presenter of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable stamp taxes) payable with respect thereto (including any such tax, duty or other governmental charge with respect to Shares being deposited, to the Receipts being issued or to Deposited Securities being withdrawn) and any share transfer or registration fees in effect for the registration or registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar); (ii) payment of any applicable fees as herein provided; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of the Articles, relevant law, any government or governmental body or commission, or any securities exchange on which the American Depositary Shares or Shares are listed.

Notwithstanding any provision of this Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which (a) if sold by the holder thereof in the United States (as defined in Regulation S), would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such sale would be exempt from such provisions or (b) would thereby infringe any provision of the Articles.  Without limiting the generality of the foregoing, Shares which the Depositary believes have been withdrawn from a restricted American depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit hereunder only if such Shares have been acquired in a transaction (i) registered under the Securities Act of 1933, (ii) in compliance with Regulation S, or (iii) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares hereunder, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect; provided, however, the Depositary will not accept Shares for deposit that are (x) either being deposited during the restricted period applicable to such Shares under Regulation S or (y) ~~"~~“restricted securities~~"~~” within the meaning of Rule 144~~A~~(a)(3).  The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company~~'~~’s compliance with the securities laws of the United States ~~or the implementation of the provisions of the Relevant Article, as more fully described in Section 3.04.~~.

SECTION 2.07

Lost Receipts, etc.

  ~~SECTION 2.07.  Lost Receipts, etc.~~  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt evidencing the same number of Shares, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08

Cancellation and Destruction of Surrendered Receipts.

  ~~SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts.~~  All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled seven (7) years after such cancellation.

SECTION 2.09

Pre-Release.

  ~~SECTION 2.09.  Pre-Release.~~  The Depositary may ~~issue~~deliver Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).  No such issue of Receipts will be deemed a ~~"~~“Pre-Release~~"~~” subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (~~"~~“Pre-Release~~"~~”).  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the ~~"~~“Pre-Releasee~~"~~”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee~~'~~’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee~~'~~’s obligation to ~~delivery~~deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Maintenance of Records.

  ~~SECTION 2.10. Maintenance of Records.~~  The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  Prior to ~~destroying any~~the destruction of such records, the Depositary ~~will notify the Company and~~ will turn such records over to the Company upon its request.

~~ARTICLE III~~

~~Certain Obligations of~~

~~Holders of Receipts~~

SECTION 2.11

Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Holders and holders of uncertificated American Depositary Shares as well as to Holders and holders of Receipts.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Depositary’s Office to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(i)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at the Depositary’s Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at the Depositary’s Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Holder.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(i)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE III

Certain Obligations of
Holders of Receipts

SECTION 3.01

Filing Proofs, Certificates and Other Information.

  ~~SECTION 3.01.  Filing Proofs, Certificates and Other Information.~~  Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) of the Shares presented for deposit, to execute and deliver to the Depositary or the Custodian such certificates, and to make such ~~repre-sentations~~representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities underlying such Receipt until the foregoing is accomplished to the Depositary~~'s satisfaction.~~’s satisfaction.  Upon the written request of the Company, the Depositary shall, as promptly as practicable, provide to the Company copies of any proofs, certificates or other information that it receives under this Section 3.01, to the extent that disclosure is permitted under applicable law.

SECTION 3.02

Liability of Holder for Taxes.

  ~~SECTION 3.02.  Liability of Holder for Taxes.~~  Any tax, duty or other governmental charge (including, without limitation, any stamp taxes) or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying any Receipt shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary.  The Depositary may refuse to effect ~~regis-tration~~registration of transfer of such Receipt or any transfer and withdrawal of Deposited Securities underlying such Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying such Receipt, or may sell for the account of the Holder thereof any part or all of the other Deposited Securities underlying such Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.03

Warranties on Deposit of Shares.

  ~~SECTION 3.03.  Warranties on Deposit of Shares.~~  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do.  Every such person (other than the Company) shall also be deemed to represent that the deposit of Shares or the sale of the Receipts issued upon such deposit is not restricted under the ~~securities laws of the United States.  In addition, such person shall be deemed to represent that such Shares (i) are not a holding, or part of a holding, representing an "interest" (as defined in the Relevant Article) in Relevant Shares (as defined in such Article) (other than interests, if any, of Permitted Persons, as defined in such Article) and (ii) are not liable to disenfranchisement or disposal by the Company pursuant to the Relevant Article or the Disclosure Article.~~Securities Act of 1933.  All such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

  ~~SECTION 3.04.  Restrictions on Ownership.  (a)  The purpose of this Section 3.04 is to assist the Company in implementing the provisions of the Relevant Article.  For the purposes of this Section 3.04, the terms "interest", "Permitted Person", "Relevant Holder", "Relevant Person", "Relevant Share Capital", "Relevant Shares" and "Required Disposal" defined in the Relevant Article shall have the respective meanings herein as specified in such Article.  References to the Company for purposes of this Section 3.04 and Section 3.05 only shall mean the Company or the Directors, or both, as may be provided in the Articles or the Companies Act 1985 of Great Britain (or any statutory modification or re-enactment thereof, the "Companies Act").~~

~~(b) Until such time as the Special Share (as defined in Section 2 of the Articles) has been redeemed (which may be at any time) the Relevant Article limits the interest which a person (other than a Permitted Person) may have, or be deemed to have, in Relevant Share Capital to less than 15 percent of the total votes attaching to such Relevant Share Capital (the "Limitation").  Notwithstanding any contrary provision of this Deposit Agreement, each Holder acknowledges and agrees (i) that each Receipt, and the terms upon which it is held by such Holder, are subject to and governed by the Articles, (ii) that (except as otherwise provided in the Articles), such Holder's Receipts represent an interest in the Shares underlying such Receipts, (iii) that such Holder and any other person having such an interest will be bound by the Limitation and the Company will have a duty under the Articles to take action to enforce the Limitation against such persons (including, without limitation, withdrawal of the voting rights of the Shares underlying such Holder's Receipts or the forced sale of all or part of, or of interests in, such Shares), and (iv) that such Holder will provide information required by, and comply with requests from the Company made in accordance with, statutory provisions of English law or the Articles to provide information, including, among other things, information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person having an interest in such Receipts and the nature and extent of the interests of such Holder or other person.~~

~~(c)~~

~~If the Depositary or the Custodian (or any nominee of either) as registered holder of any Shares receives a notice from the Company pursuant to the Relevant Article calling for a Required Disposal (a "Required Disposal Notice") and informing the Depositary that:~~

~~(i)~~

~~a Relevant Holder or Holders is or are believed or deemed to be a Relevant Person or Persons or is or are persons through whom a Relevant Person or Persons is or are believed or deemed to be interested in Shares, as specified in the Required Disposal Notice; and~~

~~(ii)~~

~~the Relevant Holder or Holders, or the Relevant Person or Persons, as the case may be, is or are believed or deemed to be interested in a number of Shares specified in relation to that person in the Required Disposal Notice,~~

~~then~~

~~the Depositary shall:~~

~~(A)~~

~~except in the case of a Required Disposal, refuse to register any transfer of a Receipt relating to the Shares in which such Relevant Holder, or such Relevant Person or Persons, are or are believed or deemed to be interested, as specified in such Notice (a "Relevant Receipt") until the Required Disposal Notice in respect of that Relevant Receipt has been withdrawn or complied with to the satisfaction of the Company;~~

~~(B)~~

~~deny the voting rights attaching to a Relevant Receipt to the Relevant Holder thereof to the extent that the voting rights of the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Required Disposal Notice until the Company has withdrawn the Required Disposal Notice in respect of that Relevant Receipt or such Notice has been complied with to the satisfaction of the Company; and~~

~~(C)~~

~~give notice to each Relevant Holder specified therein of receipt by the Depositary of the Required Disposal Notice and of the actions to be taken under this subsection (c) and the matters provided for in subsection (d) of this Section.~~

~~If any Relevant Holder surrenders a Relevant Receipt for the purpose of transfer and withdrawal of all or a part of the Deposited Securities represented thereby pursuant to Section 2.05 and if (i) the Required Disposal Notice relating to such Relevant Receipt has not been withdrawn by the Company or (ii) the Company has not notified the Depositary that a Required Disposal has been made by or on behalf of such Relevant Holder, then, as soon as practicable after delivery to or upon the order of such Relevant Holder of such Deposited Securities, the Depositary shall notify the Company that such delivery was made (and to whom it was made) and provide all reasonably necessary identifying information in respect of any Deposited Securities so delivered.~~

~~If the Depositary at any time receives a further notice pursuant to the Articles from the Company referring to a Required Disposal Notice and modifying such Notice, the Depositary shall take action in accordance with such modified Notice from and after the receipt of such notice by the Depositary and shall give notice of its receipt of such Notice to each Relevant Holder specified in the Notice so modified.~~

~~If at any time the Company serves upon a Relevant Holder a Required Disposal Notice which it has not delivered to the Depositary pursuant to the first sentence of this sub-section (c), it shall forthwith provide a copy of such Notice to the Depositary, which shall treat it as a Required Disposal Notice for purposes of this Section 3.04.~~

~~(d)~~

~~The notice to be given by the Depositary to the Relevant Holder pursuant to clause (C) of subsection (c) shall state that (i) the Relevant Holder or the Relevant Person or Persons specified in the Required Disposal Notice must, before the date specified in the Required Disposal Notice, make a disposal or disposals of, or of interests in, such number of American Depositary Shares or underlying Shares evidenced by the Relevant Receipt (and any other Relevant Shares) the disposal of which would cause such Relevant Person or Persons to cease to be a Relevant Person or Persons to the satisfaction of the Company, and (ii) if such disposal or disposals are not so made to the satisfaction of the Company and if such Required Disposal Notice has not been withdrawn, any or all of the Shares underlying the Relevant Receipts may be sold pursuant to the Articles.  If any Shares underlying any Relevant Receipt are sold in such circumstances pursuant to the Articles, such Relevant Receipt shall thenceforth represent only (A) the right to receive any cash received by the Depositary in respect thereof, less any taxes or expenses incurred or paid in selling such Shares or in distributing such cash to the Relevant Holder thereof, and (B) any unsold Shares or Deposited Securities.  Upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Shares or other Deposited Securities in the manner set forth in Section 2.05.~~

~~(e)~~

~~Except to the extent (if at all) provided in the Articles, the Company shall be under no obligation to give, to modify or to withdraw a Required Disposal Notice or to give any instructions to the Depositary or the Custodian in connection with any of the foregoing and shall have no liability whatsoever to any person in respect of any of the foregoing.  Nothing in this Agreement (including this Section 3.04) shall limit any right or remedy which the Company may have under the Articles.~~

~~(f)~~

~~Any resolution or determination of, or decision or exercise of any discretion or power by, the Company, or the Depositary or the Custodian, under or pursuant to the Articles (with respect to the Limitation, a Required Disposal or otherwise) or this Section shall be final and conclusive and binding on any Holder thereby affected and all other persons concerned and shall not be open to challenge, whether as to its validity or otherwise, on any ground whatsoever, and, neither the Company nor the Depositary (nor the Custodian) shall have any liability whatsoever to any person in respect thereof, nor be required to give any reasons for any decision, determination or declaration taken or made, provided, however, that nothing contained in this Section 3.04(f) shall in any way affect the rights of the Depositary, the Custodian, the Receipt Registrar and any co-transfer agent or co-registrar, on the one hand, or of the Company, on the other, to seek indemnity from the other pursuant to Section 5.08.~~

~~(g)~~

~~This Section shall apply notwithstanding any other provisions of this Deposit Agreement to the contrary.~~

~~(h)~~

~~Without prejudice to Section 5.06, references in this Section 3.04 to the Articles are to the Articles as from time to time in force.~~

SECTION 3.04

Disclosure of Beneficial Ownership.

(a)

  ~~SECTION 3.05.  Disclosure of Beneficial Ownership.  (a)~~  Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company, pursuant to the Articles or the Companies Act, to provide information as to the capacity in which such Holder owns Receipts, the identity of any other person interested (as defined in the Articles or the Companies Act) in such Receipts and the nature and extent of such interest and any other information required by such request within the time period specified in the Articles.

(b)

~~(b)~~

Each Holder acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights of the Shares underlying such Holder~~'~~’s Receipts or the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying such Receipts.  Each Holder agrees to comply with the provisions of the Articles and of the Companies Act with regard to notification to the Company of interests in Shares, which include provisions requiring the Holder to disclose within a prescribed period of time (at the date of the Deposit Agreement, in each case, two days) interests in Relevant Share Capital (as defined in the Articles) equal to or in excess of the percentage(s) of such capital provided for in the Articles and/or the Companies Act (at the date hereof, in each case, 3 percent).

(c)

~~(c)~~

If the Company requests information from the Depositary or the Custodian as the registered holder of Shares and such request complies with the Articles, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of this Deposit Agreement.

~~ARTICLE IV~~

ARTICLE IV

The Deposited Securities

SECTION 4.01

Cash Distributions.

  ~~SECTION 4.01.  Cash Distributions.~~  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, promptly convert such dividend or distribution into U.S. dollars and shall distribute promptly the amount thus received to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.  The Company will remit to the appropriate governmental agency in the United Kingdom all amounts (if any) required to be withheld and owing to such agency by the Company.  The Depositary will remit to the appropriate governmental agency ~~in the United Kingdom~~ all amounts required to be withheld and owing to such agency by the Depositary.  The Depositary will promptly forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental agencies, and either the Depositary or the Company may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders.

SECTION 4.02

Distributions Other Than Cash or Shares.

  ~~SECTION 4.02.  Distributions Other Than Cash or Shares.~~  Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company when practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary may sell, by private or public sale, a portion of the distributed securities or other property that is sufficient to pay its fees and expenses in connection with the distribution.  The Depositary shall not be obligated to effect any distribution of securities unless it has received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

SECTION 4.03

Distribution in Shares.

(a)

  ~~SECTION 4.03.  Distribution in Shares.  (a)~~  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Company, and shall if the Company shall so request, distribute as promptly as practicable to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute promptly the net proceeds, all in the manner and subject to the conditions described in Section 4.02.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  The Depositary may sell, by private or public sale, a portion of the distributed Shares that is sufficient to pay its fees and expenses in connection with the distribution.

(b)

~~(b)~~

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Holders of Receipts and, if such option is to be made available to Holders, the procedures to be followed.

SECTION 4.04

Rights.

  ~~SECTION 4.04.  Rights.~~  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars or in pounds sterling to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)

~~(i)~~

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders, but only pursuant to a separate rights agent agreement to be entered into between the Company and the Depositary that sets forth the procedures and conditions for that particular rights offering; or

(ii)

~~(ii)~~

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate, subject to the other terms and conditions of this Deposit Agreement, the net proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not ~~offer~~make such rights available to Holders ~~having an address in the United States (as defined in Regulation S)~~ unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from or not subject to registration under the provisions of such Act.

SECTION 4.05

Conversion of Foreign Currency.

  ~~SECTION 4.05.  Conversion of Foreign Currency.~~  Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, after consultation with the Company to the extent practicable, promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled to receive the same.

SECTION 4.06

Fixing of Record Date.

  ~~SECTION 4.06.  Fixing of Record Date.~~  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall~~, after consultation with the Company,~~ fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company, for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give voting instructions in proportion to the number of American Depositary Shares held by them, respectively.

SECTION 4.07

Voting of Deposited Securities.

  ~~SECTION 4.07.  Voting of Deposited Securities.~~  Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter and to the extent permitted by law, mail to the Holders a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company.  Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary agrees not to vote the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt.  In accordance with the Articles and English law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company~~'~~’s request for information of the nature referred to in Section 3.04(b)(iv) and Section 3.05 may result inter alia, in withdrawal of the voting rights of the Shares underlying the Receipts held by that Holder and consequently of the rights described in this Section 4.07 to direct the voting of Deposited Securities underlying such Receipts.

SECTION 4.08

Changes Affecting Deposited Securities.

  ~~SECTION 4.08.  Changes Affecting Deposited Securities.~~  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09

Reports.

  ~~SECTION 4.09.  Reports.~~  The Depositary shall make available for inspection by Holders at the Depositary~~'~~’s Office and at any other designated transfer offices, any reports and communications received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06.

~~The Depositary shall furnish to the Commission, with a copy to the Company upon the Company's request, semiannually, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to the American Depositary Shares, the following information in tabular form:~~

~~(1)~~

~~The number of American Depositary Shares evidenced by Receipts issued during the period covered by the report;~~

~~(2)~~

~~The number of American Depositary Shares evidenced by Receipts retired during the period covered by the report;~~

~~(3)~~

~~The total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six-month period;~~

~~(4)~~

~~The total number of Holders at the end of the six-month period.~~

~~The Depositary shall also furnish to the Commission the name of each dealer known to the Depositary depositing Shares against issuance of American Depositary Shares evidenced by Receipts during the period covered by the report.  The Company shall furnish the Depositary with the names of each dealer known to the Company depositing Shares against issuance of American Depositary Shares evidenced by Receipts during such period and the Depositary shall include in its report the name of each such dealer supplied by the Company.~~

SECTION 4.10

Lists of Receipt Holders.

  ~~SECTION 4.10.  Lists of Receipt Holders.~~  Promptly upon request by the Company, the Depositary shall furnish to the Company a list, as of that date or a specified date in the future, of the names and addresses of, and holdings of American Depositary Shares by, all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

  ~~SECTION 4.11.  Withholding.~~  Notwithstanding any other provision of this Deposit Agreement, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may, after consultation with the Company to the extent practicable, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto~~.~~ in proportion to the number of American Depositary Shares held by them respectively.  The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental agencies

~~ARTICLE V~~

ARTICLE V

The Depositary, the Custodian
and the Company

SECTION 5.01

Maintenance of Office and Transfer Books by the Depositary.

  ~~SECTION 5.01.  Maintenance of Office and Transfer Books by the Depositary.~~  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at such transfer office for the registration of Receipts and transfer of Receipts which at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of ~~communi-cating~~communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Receipts, the Shares or the Articles.

The Depositary may close the transfer books (a) ~~after consultation with the Company,~~ at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company.

~~If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the~~The Depositary shall act as Receipt Registrar or, upon the request or with the approval of the Company, appoint a Receipt Registrar or one or more co-registrars for registration of ~~such~~ Receipts ~~in accordance with any requirements of such exchange or exchanges~~.  Such Receipt Registrar or co-registrars may, upon the request or with the approval of the Company, be removed and a substitute or substitutes appointed by the Depositary ~~upon the request or with the approval of the Company~~.

  The Depositary, upon the request or with the approval of  the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may ~~be removed by the Depositary~~, upon the request or with the approval of the Company, be removed by the Depositary and substitutes appointed by the Depositary ~~upon the request or with~~.  Notwithstanding the foregoing, the Depositary may appoint or remove any affiliate of the Depositary as Registrar, co-registrar or co-transfer agent without the approval of the Company.  Each Receipt Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to ~~the Company and~~ the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto but only to the extent that the Depositary would in similar circumstances be entitled so to require.

The Company shall have the right to inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Receipt Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02

Prevention or Delay in Performance by the Depositary or the Company.

  ~~SECTION 5.02.  Prevention or Delay in Performance by the Depositary or the Company.~~  None of the Depositary, the Company or any Director shall incur any liability to any Holder if, by reason of any provision of any present or future law of the United States, the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Company or the Directors incur any liability to any Holder (i) by reason of any ~~non-performance~~nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, ~~or~~(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement ~~or the Articles.~~, (iii) for the inability of any Holder or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03

Obligations of the Depositary, the Custodian and the Company.

  ~~SECTION 5.03.  Obligations of the Depositary, the Custodian and the Company.~~  The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its reasonable efforts and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except that it agrees to use its reasonable efforts and good faith in the performance of its obligations as are specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability ~~be~~is furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

None of the Depositary, the Company or any Director shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.

Subject to the Articles, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

  ~~SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.~~  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided~~; provided, that the Depositary may not be removed as Depositary and a successor depositary appointed hereunder as a result of such removal on or prior to January 1, 1997 unless (i) the Depositary has committed a Material Breach (as hereinafter defined) of its obligations to any party under this Deposit Agreement; or (ii) notice of termination shall have been given pursuant to Section 5.04(b) of the Interim Deposit Agreement on or prior to September 7, 1996.~~

~~For purposes of this Section 5.04 a "Material Breach" shall be a breach which (alone or when taken together with other breaches then or previously occurring) is a material breach which (i) is incapable of remedy; or (ii) is capable of remedy and remains unremedied 60 days after notice in writing (or at the end of such reasonable shorter period as is specified by the Depositary (if the Company has breached) or the Company (if the Depositary has breached), as appropriate, in such notice) requiring the same to be remedied and indicating that failure to do so may result in the termination of the Depositary's appointment has been served under this Deposit Agreement by the non-breaching party on the breaching party~~.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Company may reasonably request.  Any such successor depositary shall mail notice of its appointment within 30 days to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05

The Custodian.

  ~~SECTION 5.05.  The Custodian.~~  The Depositary has appointed its principal London office as Custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of this Deposit Agreement.  ~~The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective.  The Depositary shall,~~If the Depositary receives notice that the Custodian will resign or for any reason will cease to act as such, the Depositary shall, as promptly as practicable after receiving ~~such~~that notice, appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld), which shall thereafter be the Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld), which shall thereafter be the Custodian hereunder, and upon demand of the Depositary the previous Custodian shall deliver the Deposited Securities held by it to such substitute custodian.  Each such substitute custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor Depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of the Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give the Custodian full and complete power and authority as agent hereunder of such successor Depositary.

SECTION 5.06

Notices and Reports.

  ~~SECTION 5.06.  Notices and Reports.~~  On or before the first date of giving by the Company of notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Custodian and the Depositary a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of Shares, and arrange for the mailing of copies thereof to all Holders or, at the request of the Company, make such notices, reports and communications available to all Holders on a basis similar to that for holders of Shares, or on such other basis as the Company may advise the Depositary may be required by any applicable law or regulation or any requirement of any stock exchange to which the Company may be subject.  Prior to or on the date hereof, the Company shall transmit to the Custodian a copy of the Articles.  Thereafter, promptly upon any amendment thereto or change therein, the Company shall transmit to the Custodian a copy of the Articles as so amended or changed.  The Depositary may rely upon such copies for all purposes of this Deposit Agreement.  The Depositary will make such copies, a copy of this Deposit Agreement and such notices, reports and communications available for inspection by Holders at the Depositary~~'~~’s Office, at the office of the Custodian and at any other designated transfer offices.

The Company represents that as of the date of this Deposit Agreement, the statements in paragraph 24 of the form of Receipt with respect to the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 are true and correct.  The Company  agrees to promptly notify the Depositary in the event of any change in the truth of any of those statements.

SECTION 5.07

Issuance of Additional Shares, etc.

  ~~SECTION 5.07.  Issuance of Additional Shares, etc.~~  The Company agrees that in the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect in the United States prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights.  If in the opinion of such United States counsel a registration statement is required in the United States with respect to any such issuance, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect with respect thereto.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under the control of the Company, unless either a registration statement is in effect as to such Shares under the Securities Act of 1933 or the Company has delivered to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, to the effect that registration is not required under the Securities Act of 1933 in connection with the deposit of such Shares or the Depositary~~'~~’s issuance of Receipts in connection therewith.  The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company~~'~~’s compliance with the securities laws of the United States.

SECTION 5.08

Indemnification.

(a)

  ~~SECTION 5.08.  Indemnification.  (a)~~ The Company agrees to indemnify the Depositary ~~and the~~, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including ~~reasonable~~, but not limited to, any fees and expenses incurred in seeking, enforcing or collecting that indemnity and the fees and expenses of counsel) ~~which may arise out of~~that may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to or in ~~accordance~~connection with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, ~~or from any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States,~~ (i) by either the Depositary or ~~the~~a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of~~,~~ or breach of this Deposit Agreement ~~or any other agreement by, either of them, and, except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares represented by the American Depositary Shares, or omissions from such information~~by either of them, or (ii) by the Company or any of its directors, employees, agents~~.~~ and affiliates.

(b)

~~(b)~~ The indemnities contained in subsection (a) shall not extend to any liability or expense which arises solely and exclusively out of a Pre-~~release~~Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-~~release~~Release pursuant to Section 2.09; provided, however, that the indemnities provided ~~in~~n subsection (a) shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-~~release~~Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum), relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (A) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or (B) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

(c)

~~(c)~~ The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and to hold ~~it~~them harmless from any liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian due to their negligence or bad faith or breach of this Deposit Agreement.

(d)

~~(d)~~ The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.09

Charges of the Depositary.

  ~~SECTION 5.09.~~

~~Charges of the Depositary.  Subject to Section 3.02, the~~The Company agrees to pay the ~~charges and~~fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any ~~Receipt Registrar, co-transfer agent and co-registrar under this Deposit Agreement that are agreed and shown from time to time in written~~registrar only in accordance with agreements in writing entered into between the Depositary and the Company ~~to be payable by the Company.  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian (and of changing the Custodian) are for the sole account of the Depositary.~~ from time to time.

~~The Depositary may charge any party~~The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued ~~or who surrenders Receipts against delivery of Deposited Securities a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt.  The Depositary may, subject to agreement of the Company, charge any Holder the foregoing fee with respect to (i) Receipts which are issued in connection with any distribution of Shares pursuant to the first sentence of Section 4.03(a) or (ii) additional or new Receipts which are issued pursuant to the second sentence of Section 4.08 hereof.~~

~~The Company or the Depositary will pay all other charges and expenses of the Depositary, with the exception of (1) any tax, duty or other governmental charge (including, without limitation, any amounts in respect of any applicable stamp taxes)~~(including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03) or by Holders, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Company or Share Registrar and ~~accordingly~~ applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or ~~the nominee of either~~its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement ~~to be at the expense of persons depositing Shares or Holders of Receipts, (4) amounts deducted from the proceeds of sales pursuant to Sections 4.02, 4.03 or 4.04 hereof and (5~~, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency ~~into U.S. dollars pursuant to Section 4.05 (which are reimbursable out of such foreign currency).~~pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

  ~~SECTION 5.10.  Available Information to the Commission.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, and accordingly files certain reports with the Commission.  Such reports will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.~~

~~ARTICLE VI~~

The Depositary, subject to Section 2.09, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

ARTICLE VI

Amendment and Termination

SECTION 6.01

Amendment.

  ~~SECTION 6.01.  Amendment.~~  The form of the Receipts and any provisions of this Deposit Agreement ~~(including the Standard Provisions)~~ may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect that they may deem necessary or desirable.

Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts, provided that the parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder of a Receipt, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts or both of them, as applicable, as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02

Termination.

  ~~SECTION 6.02.  Termination.~~  The Depositary shall at any time at the direction of the Company (which shall be confirmed in writing) terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination~~; provided that the Company agrees that it will not terminate this Deposit Agreement on or prior to January 1, 1997 unless (i) the Depositary has notified the Company of its intent to resign or (ii) the Company has notified the Depositary of its intent to remove the Depositary, in each case, in accordance with Section 5.04 hereof~~.  The Depositary may terminate this Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, such termination to become effective by the Depositary mailing notice of such termination to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of this Depositary Agreement, (a) continue to collect dividends and other distributions pertaining to Deposited Securities, (b) sell rights as provided in this Deposit Agreement and (c) continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of ~~two years~~four (4) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

~~ARTICLE VII~~

ARTICLE VII

Miscellaneous

SECTION 7.01

Counterparts.

  ~~SECTION 7.01.  Counterparts.~~  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02

No Third Party Beneficiaries.

  ~~SECTION 7.02.  No Third Party Beneficiaries.~~  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except as expressly provided in Section 5.08 with respect to any Custodian, Registrar, co-registrar or co-transfer agent ~~or co-registrar~~.

SECTION 7.03

Severability.

  ~~SECTION 7.03.  Severability.~~  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04

Holders Parties; Binding Effect.

  ~~SECTION 7.04.  Holders Parties; Binding Effect.~~  The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Articles and of the Receipts by acceptance of ~~the Receipts~~American Depositary Shares.  Each Holder agrees that, by accepting ~~a Receipt~~American Depositary Shares, such Holder shall hold such ~~Receipt~~American Depositary Shares subject to, and with the obligations of, the provisions hereof, the Articles the Shares and the ~~Shares~~Receipts.

SECTION 7.05

Notices.

(a)

  ~~SECTION 7.05.  Notices.  (a)~~ To the Company.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to the Company~~'s Address, or any other person or place as shall be specified in writing by the Company~~ at Windmill Hill Business Park, Whitehill Way, Swindon, Wiltshire, SN5 6PB, England, Attention:  ____________, or any other place to which Company has transferred its principal office, with notice to the Depositary.

(b)

~~(b)~~ To the Depositary. Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: ADR Division, 22nd Floor, or any other place to which the Depositary may have transferred the Depositary~~'~~’s Office, with notice to the Company.

(c)

~~(c)~~ To any Holder.  Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

(d)

~~(d)~~ General.  Delivery of a notice sent ~~to the Company or the Depositary shall be deemed to be effected when received.  Delivery of a notice sent to a Holder~~ by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing such notice (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06

Governing Law.

  ~~SECTION 7.06.  Governing Law.~~  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

SECTION 7.07

Headings.

  ~~SECTION 7.07.  Headings.~~  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

  ~~SECTION 7.08.  Conflict with Articles.  If any provision of this Deposit Agreement conflicts with any provision of the Articles, the Articles shall govern (except to the extent that any provision of the Articles is expressly stated to be subject to this Deposit Agreement).~~

IN WITNESS WHEREOF, INTERNATIONAL POWER PLC and THE BANK OF NEW YORK MELLON have duly executed this Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof.

INTERNATIONAL POWER PLC

By:

Name:

Title:

THE BANK OF NEW YORK MELLON

By:

Name:

Title:

EXHIBIT A

~~TO~~

~~DEPOSIT AGREEMENT~~

[FORM OF ~~FACE OF~~ RECEIPT]

~~***********************************************************~~

American Depositary Shares
(each American Depositary Share
represents ten Shares)

~~AS PROVIDED IN THE ARTICLES OF ASSOCIATION OF THE COMPANY AND THE DEPOSIT AGREEMENT, THIS RECEIPT IS SUBJECT TO CERTAIN RESTRICTIONS, WHICH SHALL CONTINUE IN EFFECT UNTIL SUCH TIME AS THE SPECIAL SHARE (AS DEFINED IN SUCH ARTICLES) HAS BEEN REDEEMED (WHICH MAY BE AT ANY TIME), CONCERNING INTERESTS IN SHARES OR AMERICAN DEPOSITARY SHARES REPRESENTING 15% OR MORE OF THE RELEVANT SHARE CAPITAL (AS DEFINED IN SUCH ARTICLES) OF THE COMPANY.~~  UNDER CERTAIN CIRCUMSTANCES THE VOTING RIGHTS ATTACHING TO THE SHARES UNDERLYING THIS RECEIPT MAY BE WITHDRAWN AND CONSEQUENTLY THE HOLDER OF THIS RECEIPT MAY NOT BE ENTITLED TO DIRECT THE VOTING OF SOME OR ALL OF THE UNDERLYING DEPOSITED SECURITIES AND SOME OR ALL OF THE UNDERLYING DEPOSITED SECURITIES MAY BE SOLD, IN WHICH CASE THIS RECEIPT WILL ENTITLE THE HOLDER TO (A) THE PROCEEDS OF SUCH SALE, LESS TAXES AND EXPENSES, AND (B) ANY UNSOLD DEPOSITED SECURITIES.  SEE ~~PARAGRAPHS~~PARAGRAPH (20) ~~AND (21)~~ HEREOF.

~~***********************************************************~~

~~***********************~~

~~***********************~~

~~*        NUMBER       *~~

~~*  DEPOSITARY SHARES  *~~

~~***********************~~

~~***********************~~

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES OF

~~NATIONAL~~INTERNATIONAL POWER PLC

(Incorporated under the laws of England and Wales)

THE BANK OF NEW YORK MELLON, a New York banking corporation, as Depositary (herein called the Depositary), hereby certifies that                                     _______________________________________________________ is the owner of                 ______________ American Depositary Shares (herein called American Depositary Shares), representing ~~Ordinary Shares~~ordinary shares of fifty (50) pence each (or evidence of rights to receive ~~Ordinary Shares~~ordinary shares) (herein called Shares) of ~~National~~International Power PLC, a company incorporated under the laws of England and Wales (herein called the Company).  At the date hereof, each American Depositary Share represents ~~four~~ten (~~4~~10) Shares deposited under the Deposit Agreement (hereinafter defined) at the principal London office of ~~the Depositary~~The Bank of New York Mellon (herein called the Custodian).

~~Dated:~~

~~THE BANK OF NEW YORK~~

  ~~as Depositary and Registrar~~

~~By:~~

     ~~Authorized Signatory~~

~~Dated:~~

~~[NAME OF RECEIPT REGISTRAR],~~

  ~~as co-transfer agent and co-registrar~~

~~By:  ______________________________~~

~~Authorized Signatory~~

The address of the Depositary~~'~~’s Office is 101 Barclay Street, New York, New York 10286.

~~[Names and addresses of any co-registrars and~~

~~co-transfer agents]~~

~~EXHIBIT B~~

~~TO~~

~~DEPOSIT AGREEMENT~~

~~(FORM OF REVERSE OF RECEIPT]~~

~~SUMMARY OF CERTAIN ADDITIONAL PROVISIONS~~

~~OF THE DEPOSIT AGREEMENT~~

(1)

~~(1)~~

The Deposit Agreement.  This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of ~~February 16, 1995~~_________, 2009 (as amended from time to time, ~~herein called~~ the “Deposit Agreement”) by and among the Company, the Depositary and each person or persons in whose name ~~a Receipt is~~American Depositary Shares are registered on the books of the Depositary maintained for such purpose (each herein called a Holder), each of whom by accepting ~~a Receipt~~American Depositary Shares agrees to become a party thereto and becomes bound by all the terms and provisions thereof, hereof, the Company’s Memorandum and Articles of Association (herein called the Articles) and of the Shares.  The Deposit Agreement sets forth the rights and obligations of Holders of Receipts and the rights and duties of the Depositary in respect of Shares deposited thereunder and any and all other securities, property and cash received at any time in respect or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called Deposited Securities).  Copies of the Deposit Agreement~~, the Shares and the Company's Memorandum and Articles of Association (herein called the Articles)~~ and the Articles are on file at the office of the Depositary for the administration of its ~~American~~ depositary receipt business (herein called the Depositary~~'~~’s Office), at the office of the Custodian and at any other designated transfer office.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, as well as the Shares and the Articles, and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made.  Capitalized terms used and not defined in this Receipt shall have the meanings set forth in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)

~~(2)~~

Surrender of Receipts and Withdrawal of Shares.  Upon surrender at the Depositary~~'~~’s Office of this Receipt, upon payment of the fee of the Depositary provided for in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Articles, the Shares and the other Deposited Securities, the Holder hereof is entitled to delivery, to or upon the order of such Holder, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.  Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by such Holder, or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.  By ordering delivery of certificates in the name of any person, the Holder hereof will warrant that such person agrees to be bound by all of the terms and conditions of the Articles (such warranty surviving the delivery of the Deposited Securities pursuant to this paragraph).  Such delivery will be made, subject to the Deposit Agreement and the Articles, without unreasonable delay at the London office of the Custodian or, at the request of the Holder hereof, the Depositary shall direct the Custodian to forward such Deposited Securities and proper documents of title therefor for delivery at the Depositary~~'~~’s Office; provided that the forwarding of Shares or other Deposited Securities for such delivery at the Depositary~~'~~’s Office shall be at the risk and expense of the Holder hereof.

(3)

~~(3)~~

Transfers, Split-ups and Combinations; Limitations.  This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, until the transfer books of the Depositary are closed as set forth in paragraph (4) of this Receipt, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided, however, that the Depositary may close the transfer books (a) ~~after consultation with the Company~~ at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or (b) at the request of the Company.  Except as set forth above, this Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable stamp taxes) payable with respect thereto, any share transfer or registration fees in effect for the registration or registration of transfers of Shares generally on the register of the Share Registrar (or of any co-registrar); (ii) payment of any applicable fees as provided in paragraph (6) of this Receipt; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to deliver Deposited Securities or Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against deposits of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of the Articles, relevant law or of any government or governmental body or commission or any securities exchange on which the American Depositary Shares or Shares are listed.  Notwithstanding any provision of this Receipt or the Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

The Depositary may ~~issue~~deliver Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).  No such issue of Receipts will be deemed a ~~"~~“Pre-Release~~"~~” subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (~~"~~“Pre-Release~~"~~”).  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the ~~"~~“Pre-Releasee~~"~~”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee~~'~~’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee~~'~~’s obligation to ~~delivery~~deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05 of the Deposit Agreement, substitute Receipts delivered under Section 2.07 of the Deposit Agreement, and of cancelled or destroyed Receipts under Section 2.08 of the Deposit Agreement, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  Prior to ~~destroying any~~the destruction of such records, the Depositary will ~~notify the Company and will~~ turn such records over to the Company upon its request.

Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which (a) if sold by the Holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be subject to the registration provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares or the sale of such Shares would be exempt from such provisions or (b) would thereby infringe any provisions of the Articles.  The Depositary may accept Shares which the Depositary believes have been withdrawn from a restricted American depositary receipt facility established or maintained by a depositary bank for deposit only if such Shares have been acquired in a transaction (i) registered under the Securities Act of 1933, (ii) in compliance with Regulation S under the Securities Act of 1933, or (iii) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect; provided, however, the Depositary will not accept Shares for deposit that are (x) either being deposited during the restricted period applicable to such Shares under Regulation S or (y) ~~"~~”restricted securities~~"~~” within the meaning of Rule 144~~A~~(a)(3).  The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company~~'~~’s compliance with the securities laws of the United States ~~or the implementation of the provisions of the Relevant Article, as more fully described in Section 3.04 of the Deposit Agreement~~.

(4)

~~(4)~~

Liability of Holder for Taxes.  Any tax, duty or other governmental charge (including, without limitation, any stamp taxes) or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying this Receipt shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary.  The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities underlying this Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying this Receipt, or may sell for the account of the Holder hereof any part or all of the other Deposited Securities underlying this Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty, or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder hereof remaining liable for any deficiency.

(5)

~~(5)~~

Warranties by Depositor.  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid and non-assessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do.  Every such person (other than the Company) shall also be deemed to represent that the deposit of Shares or the sale of Receipts issued upon such deposit is not restricted under the ~~securities laws of the United States.  In addition, such person shall be deemed to represent that such Shares (i) are not a holding, or part of a holding, representing an "interest" (as defined in the Relevant Article) in Relevant Shares (as defined in such Article) (other than interests, if any, of Permitted Persons, as defined in such Article) and (ii) are not liable to disenfranchisement or disposal by the Company pursuant to the Relevant Article or the Disclosure Article.~~Securities Act of 1933.  All such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

(6)

Charges of Depositary.  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

~~(6)~~

~~Charges of Depositary.  The Depositary may charge any party~~The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued ~~or who surrenders Receipts against delivery of Deposited Securities a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt.  The Company or the Depositary will pay, in accordance with Section 5.09 of the Deposit Agreement, all other charges and expenses of the Depositary, with the exception of (1) any tax, duty or other governmental charge~~ (including, without limitation, ~~any amounts in respect of any applicable stamp taxes)~~issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Holders, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Company or Share Registrar and ~~accordingly~~ applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or ~~the~~its nominee ~~of either~~ on the making of deposits or withdrawals ~~hereunder~~under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement ~~to be at the expense of persons depositing Shares or Holders of Receipts, (4) amounts deducted from the proceeds of sales as provided in the Deposit Agreement and (5~~, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency ~~into U.S. dollars as described in paragraph (10) (which are reimbursable out of such foreign currency).  The Depositary may, subject to agreement of the Company, charge any Holder such a fee with respect to (i) Receipts which are issued in connection with any distribution of Shares as described in paragraph (10), or (ii) additional or new Receipts which are issued as described in paragraph (13~~pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause (9) below and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

(7)

~~(7)~~

Title to Receipts.  It is a condition of this Receipt, and every successive Holder hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(8)

~~(8)~~

Validity of This Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Receipt Registrar or co-registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of such Receipt Registrar or any co-registrar.

(9)

~~(9)~~

Reserved.

(10)

~~(10)~~

Dividends and Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars transferable to the United States and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into U.S. dollars and shall distribute promptly the amount thus received to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes.  If in the judgment of the Depositary any amount received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders entitled thereto for whom such conversion and distribution is not practicable.  ~~If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, when practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Company, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into U.S. dollars if not in U.S. dollars, to the Holders entitled thereto.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars or in pounds sterling to such Holders; provided, however, that the Depositary, if requested by the Company, either (a) will make such rights available to Holders by means of warrants or otherwise, if lawful and feasible by such means, or (b) if making such rights available is not lawful or not feasible by such means, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, may sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate, subject to the other terms and conditions of this Deposit Agreement, the net proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders on account of exchange restrictions, the date of delivery of any Receipt or Receipts under the Deposit Agreement or otherwise.~~

Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, when practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary may sell, by private or public sale, a portion of the distributed securities or other property that is sufficient to pay its fees and expenses in connection with the distribution.  The Depositary shall not be obligated to effect any distribution of securities unless it has received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Company, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into U.S. dollars if not in U.S. dollars, to the Holders entitled thereto.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  The Depositary may sell, by private or public sale, a portion of the distributed Shares that is sufficient to pay its fees and expenses in connection with the distribution.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars or in pounds sterling to such Holders; provided, however, that the Depositary, if requested by the Company, either (a) will make such rights available to Holders by means of warrants or otherwise, if lawful and feasible by such means, but only pursuant to a separate rights agent agreement to be entered into between the Company and the Depositary that sets forth the procedures and conditions for that particular rights offering, or (b) if making such rights available is not lawful or not feasible by such means, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, may sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate, subject to the other terms and conditions of the Deposit Agreement, the net proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders on account of exchange restrictions, the date of delivery of any Receipt or Receipts under the Deposit Agreement or otherwise.

(11)

~~(11)~~

Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited ~~securities~~Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will~~, after consultation with the Company,~~ fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

(12)

~~(12)~~

Voting of Deposited Securities.  Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall as soon as practicable thereafter and, to the extent permitted by law, mail to the Holders a notice which will contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles and the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company.  Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with such instructions.  The Depositary agrees not to vote the amount of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt.  In accordance with the Articles and English law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company~~'~~’s request for information of the nature referred to in paragraphs (20) and (21) may result, inter alia, in withdrawal of the voting rights of the Shares underlying the Receipts held by that Holder and thus of the rights described in this paragraph to direct the voting of Deposited Securities underlying such Receipts.

(13)

~~(13)~~

Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case, the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

(14)

~~(14)~~

Reports; Inspection of Transfer Books.  The Depositary will make available at the principal office of the Depositary in the United States, for inspection by Holders of the Receipts, any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of the underlying securities by the Company.  The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep books at its transfer office in New York City for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders and the Company and the Share Registrar provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts, the Shares or the Articles.

(15)

~~(15)~~

Withholding.  Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may, after consultation with the Company to the extent practicable, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.  The Depositary shall forward to the Company such information from its records as the Company may reasonably request in writing to enable the Company to file necessary reports with government agencies.

(16)

~~(16)~~

Liability of the Depositary and the Company.  Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt if, by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed~~.~~  ; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iii) for the inability of any Holder or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.   Neither the Depositary nor the Company assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to Holders, except that each agrees to use its reasonable efforts and good faith in the performance of its obligations as specifically set forth in the Deposit Agreement.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability ~~be~~is furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  None of the Depositary, the Company and any Director shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.  Subject to the Articles, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.  ~~The Company has agreed to indemnify the Depositary and the Custodian against and hold each of them harmless from any liability or expense that may arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and the Receipts and (b) out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, (i) by the Depositary or the Custodian, except for any liability arising out of the negligence or bad faith of, or breach of the Deposit Agreement of any other agreement by either of them, and, except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or preliminary placement memorandum) relating to the Shares represented by the American Depositary Shares, or omissions from such information or (ii) by the Company or any of its agents.  The Depositary agrees to indemnify the Company and to hold it harmless from any such liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian due to their negligence or bad faith or breach of the Deposit Agreement.~~

(17)

~~(17)~~

Resignation and Removal of Depositary; Substitution of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do, such resignation to take effect upon the appointment of a successor depositary as provided in the Deposit Agreement~~; provided that the Depositary may not be so removed or a successor depositary appointed on or prior to January 1, 1997 unless (i) the Depositary has materially breached its obligations to any party under the Deposit agreement or (ii) notice of termination shall have been given pursuant to Section 5.04(b) of the Interim Deposit Agreement on or prior to September 7, 1996.~~.  The Depositary may at any time be removed as Depositary by the Company by written notice of such removal, such termination to take effect upon appointment of a successor depositary as provided in the Deposit Agreement.  The Depositary may at any time appoint a substitute or additional custodian and the term ~~"~~“Custodian~~"~~” shall refer to such substitute or additional custodian.

(18)

~~(18)~~

Amendment of Deposit Agreement and Receipts.  The form of Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts, provided that the parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder of a Receipt, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts or both of them, as applicable, as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(19)

~~(19)~~

Termination of Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination~~; provided that the Company agrees that it will not terminate this Deposit Agreement on or prior to January 1, 1997 unless (i) the Depositary has notified the Company of its intent to resign or (ii) the Company has notified the Depositary of its intent to remove the Depositary, in each case, in accordance with Paragraph (17) hereof~~.  The Depositary may terminate the Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided under the Deposit Agreement, such termination to become effective by the Depositary mailing notice thereof to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If any Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of ~~two years~~four (4) months from the date of termination, the Depositary may sell the Deposited Securities then held by it under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

~~(20)~~

~~Limitations on Holdings.  (a) For the purposes of this paragraph (20), the terms "interest", "Permitted Person", "Relevant Holder", "Relevant Person", "Relevant Share Capital", "Relevant Shares" and "Required Disposal" defined in the Relevant Article shall have the respective meanings herein as specified in such Article.  References to the Company for purposes of this paragraph (20) and paragraph (21) only, shall mean the Company or the Directors, or both, as may be provided in the Articles or the Companies Act 1985 of Great Britain (or any statutory modification or re-enactment thereof, the "Companies Act").~~

~~(b)~~

~~Until such time as the Special Share (as defined in Section 2 of the Articles) has been redeemed (which may be at any time), the Relevant Article limits the interest which a person (other than a Permitted Person) may have, or be deemed to have, in Relevant Share Capital to less than 15 percent of the voting rights of such Relevant Share Capital (the "Limitation").  Notwithstanding any contrary provisions of this Receipt, the Holder hereof acknowledges and agrees (i) that this Receipt, and the terms upon which it is held by such Holder, are subject to and governed by the Articles, (ii) that (except as otherwise provided in the Articles) this Receipt represents an interest in the Shares underlying this Receipt, (iii) that so long as the Limitation is in effect, such Holder and any other person having such an interest will be bound by the Limitation and the Company will have a duty under the Articles to take action to enforce the Limitation against such persons (including, without limitation, withdrawal of the voting rights of the Shares underlying this Receipt or the forced sale of all or part of, or of interests in, such Shares underlying this Receipt), and (iv) that such Holder will provide information required by, and comply with requests from the Company made in accordance with, statutory provisions of English law or the Articles to provide information, including, among other things, information as to the capacity in which such Holder owns this Receipt and regarding the identity of any other person having an interest in this Receipt and the nature and extent of the interests of such Holder or other person.~~

~~(c)~~

~~If the Depositary or the Custodian (or any nominee of either) as registered holder of any Shares receives a notice from the Company pursuant to the Relevant Article, calling for a Required Disposal (a "Required Disposal Notice") and informing the Depositary that (i) a Relevant Holder or Holders is or are believed or deemed to be a Relevant Person or Persons or is or are believed or deemed to be persons through whom a Relevant Person or Persons is or are believed or deemed to be interested in Shares, as specified in the Required Disposal Notice, and (ii) the Relevant Holder or Holders, or the Relevant Person or Persons as the case may be, is or are believed or deemed to be interested in a number of Shares specified in relation to that person in the Required Disposal Notice, then the Depositary shall (A) except in the case of a Required Disposal, refuse to register any transfer of a Receipt relating to the Shares in which such Relevant Holder, or such Relevant Person or Persons, are or are believed or deemed to be interested, as specified in such Notice (a "Relevant Receipt") until the Required Disposal Notice in respect of that Relevant Receipt has been withdrawn or complied with to the satisfaction of the Company; (B) deny the Relevant Holder thereof the voting rights attaching to a Relevant Receipt to the extent that the voting rights of the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Required Disposal Notice until the Company has withdrawn the Required Disposal Notice in respect of that Relevant Receipt or such Notice has been complied with to the satisfaction of the Company; and (C) give notice to each Relevant Holder specified therein of receipt of the Depositary of the Required Disposal Notice and of the actions to be taken under this subparagraph (c) and the matters provided for in subparagraph (d) of this paragraph (20).  If any Relevant Holder surrenders a Relevant Receipt for the purpose of transfer and withdrawal of all or part of the Deposited Securities represented thereby pursuant to paragraph (2) and if (i) the Required Disposal Notice relating to such Relevant Receipt has not been withdrawn by the Company or (ii) the Company has not notified the Depositary that a Required Disposal has been made by or on behalf of such Relevant Holder, then, as soon as practicable after delivery to or upon the order of such Relevant Holder of such Deposited Securities, the Depositary shall notify the Company that such delivery was made (and to whom it was made) and provide all reasonably necessary identifying information in respect of any Deposited Securities so delivered.  If the Depositary at any time receives a further notice pursuant to the Articles from the Company referring to a Required Disposal Notice and modifying such Notice, the Depositary shall take action in accordance with such modified Notice from and after the receipt of such notice by the Depositary and shall give notice of its receipt of such Notice to each Relevant Holder specified in the Notice so modified.  If at any time the Company serves upon a Relevant Holder a Required Disposal Notice which it has not delivered to the Depositary pursuant to the first sentence of this subparagraph (c), it shall forthwith provide a copy of such Notice to the Depositary, which shall treat it as a Required Disposal Notice for purposes of this paragraph (20).~~

~~(d)~~

~~The notice to be given by the Depositary to the Relevant Holder pursuant to clause (C) of subparagraph (c) shall state that (i) the Relevant Holder or the Relevant Person or Persons specified in the Required Disposal Notice must, before the date specified in the Required Disposal Notice, make a disposal or disposals of, or of interests in, such number of American Depositary Shares or underlying Shares evidenced by the Relevant Receipt (and any other Shares evidencing Relevant Shares) the disposal of which would cause such Relevant Person to cease to be a Relevant Person to the satisfaction of the Company, and (ii) if such disposal or disposals are not so made to the satisfaction of the Company and if such Required Disposal Notice has not been withdrawn, any or all of the Shares underlying the Relevant Receipt may be sold pursuant to the Articles.  If any Shares underlying any Relevant Receipt are sold in such circumstances pursuant to the Articles, such Relevant Receipt shall thenceforth represent only (A) the right to receive any cash received by the Depositary in respect thereof, less any taxes or expenses incurred or paid in selling such Shares or in distributing such cash to the Relevant Holder thereof, and (B) any unsold Shares or other Deposited Securities.  Upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Shares and other Deposited Securities in the manner set forth in paragraph (2).~~

~~(e)~~

~~Except to the extent (if at all) provided in the Articles, the Company shall be under no obligation to give, to modify or to withdraw a Required Disposal Notice or to give any instructions to the Depositary or the Custodian in connection with any of the foregoing and shall have no liability whatsoever to any person in respect of any of the foregoing.  Nothing in this Receipt or in the Deposit Agreement (including this paragraph (20)) shall limit any right or remedy which the Company may have under the Articles.~~

~~(f)~~

~~Any resolution or determination of, or decision or exercise of any discretion or power by, the Company, or the Depositary or the Custodian, under or pursuant to the Articles (with respect to the Limitation, a Required Disposal or otherwise) or this Section shall be final and conclusive and binding on any Holder thereby affected and all other persons concerned and shall not be open to challenge, whether as to its validity or otherwise, on any ground whatsoever, and, neither the Company nor the Depositary (nor the Custodian) shall have any liability whatsoever to any person in respect thereof, nor be required to give any reason for any decision, determination or declaration taken or made.~~

(20)

~~(21)~~

Disclosure of Beneficial Ownership.  Notwithstanding any other provision of this Receipt or the Deposit Agreement, the Holder hereof agrees to comply with requests from the Company, pursuant to the Articles or the Companies Act, to provide information as to the capacity in which such Holder owns Receipts, the identity of any other person interested (as defined in the Articles or the Companies Act) in this Receipt and the nature and extent of such interest and any other information required by such request.  The Holder hereof acknowledges that failure to comply with such a request within the time period specified in the Articles may result, inter alia, in the withdrawal of the voting rights of the Shares underlying this Receipt or the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying this Receipt.  The Holder hereof agrees to comply with the provisions of the Articles and of the Companies Act with regard to notification to the Company of interests in Shares, which include provisions requiring the Holder to disclose within a prescribed period of time (at the date of the Deposit Agreement, in each case, two days) interests in Relevant Share Capital (as defined in the Articles) equal to or in excess of the percentage(s) of such capital provided for in the Articles and/or the Companies Act (at the date of the Deposit Agreement, in each case, 3 percent).

(21)

~~(22)~~

Certain Definitions.  Terms used in this Receipt which are not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.

(22)

~~(23)~~

Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

(23)

~~(24)~~

Governing Law.  The Deposit Agreement and this Receipt shall be interpreted and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by the laws of the State of New York.

(24)

~~(25)~~

Available Information ~~to the Commission.  The Company is subject to the periodic reporting requirements of~~.  The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 ~~and accordingly files certain reports with the Commission.  Such reports will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.~~on its Internet web site or through an electronic information delivery system generally available to the public in its primary trading market.  The Company’s Internet web site address is www.internationalpowerplc.com.

(25)

Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Holders and holders of uncertificated American Depositary Shares as well as to Holders and holders of Receipts.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Depositary’s Office to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at the Depositary’s Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at the Depositary’s Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Holder.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of  a Holder of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.